Exhibit 99.1

ORBCOMM INC. TO ACQUIRE ALANCO’S STARTRAK BUSINESS

Acquisition Supports ORBCOMM's Growth Strategy by
Expanding Next-Generation Solutions

Fort Lee, NJ and Scottsdale, AZ, February 24, 2011 - ORBCOMM Inc. (Nasdaq: ORBC) and Alanco Technologies Inc. (Nasdaq: ALAN) announced today that ORBCOMM has entered into a definitive agreement with Alanco to acquire the assets of its StarTrak Systems, LLC (StarTrak) subsidiary, an innovator and leading provider of tracking, monitoring and control services for the refrigerated transport market.

The acquisition of the StarTrak business supports ORBCOMM’s growth strategy in the following ways:

•	Enables ORBCOMM to enhance and expand StarTrak’s leadership position in delivering benefits in efficiency, predictability and quality of cold chain management operations

•	Creates a global technology platform to transfer capabilities across new and existing vertical markets and delivers complementary products to ORBCOMM’s channel partners and resellers worldwide

•
Provides an opportunity to drive new subscribers to ORBCOMM’s global communications network while accelerating the growth of StarTrak’s suite of products by adding scale and providing subscriber management tools

•	Enables ORBCOMM to leverage StarTrak’s capabilities with other resellers to continue to drive down development cycle time and help shape the end user experience

“We believe the StarTrak business offers growth opportunities for ORBCOMM with its transferrable technology that can be applied across a number of vertical markets and build on benefits from our new constellation,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer, “In addition, we can leverage the ORBCOMM infrastructure to run and manage the business to reduce costs and add benefits to customers.”

“The combination of StarTrak and ORBCOMM will result in Alanco acquiring a stake in ORBCOMM,” said Robert R. Kauffman, Alanco’s Chairman and Chief Executive Officer. “I am confident that the combined businesses will realize immediate benefits of scale and leverage to accelerate StarTrak’s business growth and profitability, thereby contributing enhanced value to all ORBCOMM shareholders.”

The acquisition consideration is valued at approximately $18.5 million, comprised of cash, stock, assumed debt, and redeemed shares. An additional $1.2 million earn out component, based on calendar year 2011 performance could bring total consideration to approximately $19.7 million. On a trailing twelve month basis, the StarTrak business generated nearly $16.0 million in revenues, which would be 94% accretive to ORBCOMM. The transaction is expected to close  in the second quarter of 2011 subject to customary closing conditions, including approval by Alanco shareholders. ORBCOMM expects to realize benefits and synergies from the combined businesses  in service delivery, device manufacturing, as well as selling, general and administrative expenses.

About ORBCOMM Inc.
ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, Asset Intelligence a division of I.D. Systems, Inc., Komatsu Ltd., Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. ORBCOMM based products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

About Alanco Technologies, Inc.
Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary.  StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or “Reefer” segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain.  For more information, visit the Alanco website at www.alanco.com or StarTrak Systems at www.startrak.com.

Forward-Looking Statements
Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to  plans, objectives and expectations for future events for ORBCOMM and Alanco and include statements about their expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning their respective expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond their respective control, that may cause their respective actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For ORBCOMM these risks and uncertainties include but are not limited to: the impact of global recession and continued worldwide credit and capital constraints; substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of its products and services and the applications developed by its resellers; loss or decline or slowdown in the growth in business from Asset Intelligence, a subsidiary of I.D. Systems, Inc. (“AI”) (formerly a division of General Electric Company (“GE” or “General Electric”)), other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors ORBCOMM serves, such as transportation, heavy equipment, fixed assets and maritime; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of its international resellers to develop markets outside the United States; market acceptance and success of its Automatic Identification System (“AIS”) business; the inability to provide AIS service due to the in-orbit satellite failure of the remaining quick launch satellite; satellite launch and construction delays and cost overruns of ORBCOMM’s next-generation satellites; in-orbit satellite failures or reduced performance of its existing satellites; the failure of its system or reductions in levels of service due to technological malfunctions or deficiencies or other events; ORBCOMM’s inability to renew or expand its satellite constellation; political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which it operates; and changes in ORBCOMM’s business strategy, and the other risks described in its filings with the Securities and Exchange Commission. For ORBCOMM and Alanco these risks also include costs related to the proposed transaction; failure to obtain the required approval of the Alanco shareholders; risks that the closing of the transaction is substantially delayed or that the transaction does not close; and risks that the StarTrak business is not integrated successfully.  For Alanco, these risks and uncertainties include, but are not limited to, Alanco failing to maintain its Nasdaq listing, reduced demand for information technology equipment; competitive pricing and difficulty managing product costs; development of new technologies that make Alanco's products obsolete; rapid industry changes; failure of an acquired business to further Alanco's strategies; the ability to maintain satisfactory relationships with lenders and remain in compliance with financial loan covenants and other requirements under current banking agreements; and the ability to secure and maintain key contracts and relationships.  Unless required by law, ORBCOMM and Alanco  undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more detail on these and other risks, please see ORBCOMM’s “Risk Factors” section in its annual report on Form 10-K for the year ended December 31, 2009 and Alanco’s “Risk Factors” section in its filings with the Securities and Exchange Commission.

ORBCOMM Contacts Investor Inquiries: Lucas Binder VP, Business Development and Investor Relations ORBCOMM Inc. 703-433-6505 binder.lucas@orbcomm.com	Media Inquiries: Jennifer Lattif Senior Account Executive The Abernathy MacGregor Group 212-371-5999 jcl@abmac.com
Alanco Contacts Corporate Contact: John Carlson Executive Vice President & CFO Alanco Technologies, Inc. 480-505-4869	Media Inquiries: John Nesbett/Jennifer Belodeau Institutional Marketing Services IMS 203-972-9200